FIFTH THIRD BANK

LOAN AGREEMENT - REVOLVING LINE OF CREDIT

This Loan Agreement Revolving Line of Credit is made as of the 22nd day of March, 2012 (the "Effective Date"), between **JAGGED PEAK, INC.**, a Nevada corporation ("Borrower"), in favor of **FIFTH THIRD BANK**, an Ohio banking corporation ("Lender").

WITNESSETH:

WHEREAS, Borrower has applied to Lender for a revolving line of credit in the maximum revolving principal amount of $3,000,000.00 (the "Commitment Amount" or the "Loan").

WHEREAS, the Loan is (i) evidenced by that certain Promissory Note - Revolving Line of Credit of even Effective Date herewith, made by Borrower and payable to the order of Lender in the maximum revolving principal amount of the $3,000,000.00 (together with any renewals, substitutions, modifications and extensions thereof made or permitted by Lender in its sole and absolute discretion, the "Note") and (ii) secured by, among other collateral, a security agreement and fixture filing of even date herewith from Borrower to Lender (the Note, the Security Agreement, this Agreement and all other documents executed by Borrower or delivered to Lender in connection with the Loan being hereinafter collectively called the "Loan Documents").

NOW, THEREFORE, and in consideration of the covenants herein contained, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the meanings set forth in this Section 1. Any references in this Agreement to the financial condition or business operations of the Borrower or to the adverse effect on the Borrower of certain events, circumstances or conditions, shall be deemed to refer to the Borrower entities on a consolidated basis. (When accounting terms used herein are not specifically defined, whether or not capitalized herein, they shall have the meaning attributable to them under generally accepted accounting principles or as are otherwise acceptable to Lender in its sole discretion and shall be interpreted and all accounting determinations shall be made in accordance with GAAP.)

1.1. "Account" shall have the same definition as the definition contained in Article 9 of the Uniform Commercial Code of the state of Florida, and shall also mean any account receivable of Borrower as that term is used under generally accepted accounting principles.

1.2. "Account Debtor" means any Person who owes payment to Borrower for goods or services rendered by Borrower to that Person.

1.3. "Affiliate" means any Person which or who directly or indirectly controls, is controlled by, or is under common control with Borrower.

1.4. "Agreement" means this Loan Agreement, as it may from time to time be amended.

1.5. "Business Day" means any day not a Saturday, Sunday or legal holiday in the State of Florida, on which commercial banks are open for business in Tampa.

1.6. "Certificate of" means a certificate signed by the president of that Person.

1.7. "Debt" means any indebtedness or liability for borrowed money (including any liability on account of deposits or advances), and any other indebtedness evidenced by notes, debentures, bonds, Rate Management Obligations, or similar obligations.

1.8. "Default Rate" has the meaning set forth in the Note.

1.9. "EBITDA" means on a consolidated basis, the amount of Borrower's earnings before interest, taxes, depreciation and amortization expense, for the quarterly measurement period.

1.10. "Event of Default" means any of the events specified herein, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event, or act; "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

1.11. "Financial Statements" means the balance sheet, operating statement, and statement of income and surplus as of the end of and for the applicable period for Borrower in format reasonably acceptable to Lender.

1.12. "Fixed Charge Coverage Ratio – Rolling Quarterly Test" means each of the quarterly tests to be performed by Lender, commencing with the Borrower's quarter ending closest to March 31, 2013, to determine the ratio of the ratio of (a) Borrower's EBITDA plus rent plus operating lease payments to the extent permitted, less cash taxes paid, less distributions (excluding non-cash compensation to managers), less dividends less capital expenditures (other than capital expenditures financed with the proceeds of purchase money Indebtedness or capital leases to the extent permitted hereunder) plus non-cash expenses for compensation to employees and consultants, less other extraordinary income items for the twelve month period ending, based on a rolling four quarter average, divided by (b) the consolidated sum of (i) Borrower's interest expense, plus (ii) all principal payments with respect to Indebtedness that were paid or were due and payable by all consolidated entities during the period plus rent plus permitted operating lease expense incurred in the same such period. The Fixed Charge Coverage Ratio – Rolling Quarterly Test will commence as of March 31, 2013 and continue quarterly thereafter throughout the term of the Loan.

1.13. "Fixed Charge Coverage Ratio – 2012 Test" means each of the three quarterly tests to be performed by Lender, commencing June 30, 2012 through December 31, 2012, to determine the ratio of (a) Borrower's EBITDA plus rent plus operating lease payments to the extent permitted, less cash taxes paid, less distributions (excluding non-cash compensation to managers), less dividends less capital expenditures (other than capital expenditures financed with the proceeds of purchase money Indebtedness or capital leases to the extent permitted hereunder) plus non-cash expenses for compensation to employees and consultants, less other extraordinary income items for the year to date period ending (i.e., the test for the fiscal quarter ending closest to June 30, 2012 will test six months of operating performance, the test for the fiscal quarter ending closest to September 30, 2012 will test nine months of operating performance, and the final Fixed Charge Coverage Ratio Test for the fiscal quarter ending closest to December 31, 2012, will test twelve months of operating performance), plus payments made to Moriah Capital, L.P. of up to $170,000 for repurchase of Borrower's stock, divided by (b) the consolidated sum of (i) Borrower's interest expense, plus (ii) all principal payments with respect to Indebtedness that were paid or were due and payable by all consolidated entities during the period plus rent plus permitted operating lease expense incurred in the same such period.

1.14. "Indebtedness" means all amounts or sums due from Borrower to Lender, now or in the future, under this Agreement, the Note, and all other Loan Documents, any and all Rate Management Agreements, any and all Rate Management Obligations and under any and all other notes, instruments, or agreements between Borrower and the Lender whatsoever including, without limitation, principal, interest, standby fees, costs of collection, attorneys' fees and other expenses of the Lender which Borrower is obligated to pay and amounts advanced by Lender in discharge of obligations of Borrower, whether such amounts are now due or hereafter incurred, directly or indirectly, and whether such amounts are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

1.15. "Loan Documents" means, collectively, this Agreement, the Note, the Security Agreement granting to Lender a security interest in all assets of Borrower described in said Security Agreement; such Uniform Commercial Code Financing Statements as Lender deems necessary, any and all Rate Management Agreements, the Closing Certificate and Agreement and any and all other documents contemplated hereby or thereby; and all other documents or agreements by any party evidencing, guarantying or securing the Loan and "Loan Document" means any one of the Loan Documents.

1.16. "Loan Fee" means the initial loan fee paid at closing in the amount of $15,000.00.

1.17. "Note" means, collectively, the Promissory Note - Revolving Line of Credit in the amount of $3,000,000.00 and any renewal, replacement or substitution therefor and any additional promissory note hereafter entered into by Borrower in favor of Lender.

1.18. "Obligations" means all obligations whether direct, indirect or contingent to pay money, however arising, including, without limitation, general accounts payable, payments under leases, installment purchase contracts, Debts, and the like.

1.19. "Permitted Liens" means:

(a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b) Other statutory or common law liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) Those security interests and other liens in favor of Lender securing the repayment of the Indebtedness; and

(d) Purchase money liens on fixed assets securing the loans and capitalized leases permitted pursuant to the provisions of Section 6.1 hereof, provided that any such lien is limited to the purchase price and expressly attaches only to the personal property acquired thereby.

1.20. "Permitted Obligations" means the following: (i) the Indebtedness; and (ii) accounts payable and accrued payables arising in the ordinary course of business which are not past due in accordance with their terms.

1.21. "Person" means an individual, a partnership, a corporation, an entity, an association, a trust, a joint venture, an unincorporated organization, or any government or any department or agency or authority thereof, or any natural or artificial person.

1.22. "Property" means the Accounts and the assets and other property described in the Security Agreements as property upon which Lender has been granted a security interest pursuant to the Security Agreements.

1.23. "Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming

transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

1.24. "Rate Management Obligations" means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

1.25. "Security Agreements" means the Security Agreement of even Effective Date herewith to be executed by Borrower granting to Lender a first lien upon certain assets of Borrower described therein and all other documents from time to time executed and delivered which secure the Indebtedness.

1.26. "Security Documents" means the Security Agreement, Uniform Commercial Code Financing Statement, including any and all amendments, modifications, extension, renewals, replacements, substitutions and consolidations of any such documents, collectively, executed by Borrower in favor of Lender securing the assets of Borrower in connection with the Note.

1.27. "Senior Funded Indebtedness" means all Indebtedness (i) in respect of money borrowed or (ii) evidenced by a note, debenture (excluding subordinated) or other like written obligation to pay money, or (iii) in respect of rent or hire of property under leases or lease arrangements which under generally accepted accounting principles are required to be capitalized, or (iv) in respect of obligations under conditional sales or other title retention agreements.

SECTION 2

DESCRIPTION OF BORROWING RELATIONSHIP

2.1 The Loan. Subject to the terms and conditions contained in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, Lender agrees to extend to Borrower the credit evidenced by the Note. Borrower agrees to accept such extension of credit and to use the proceeds thereof only as provided herein. The Loan shall be evidenced by the Note and this Agreement, and principal and interest on the Loan shall be payable as provided in the Note.

2.2 Security for the Loan. The payment and performance by Borrower of its obligations under the Note and the Loan Documents shall be secured by (i) the Security Documents; (ii) UCC Financing Statement filed with the Nevada Secretary of State; and (iii) such other collateral and security as may be (A) required under this Agreement or any of the other Loan Documents, or (B) otherwise provided to Lender.

2.3 Note. The Note evidences a $3,000,000 revolving line of credit entered by and between Borrower and Lender concurrently herewith. The total amount to be advanced under the Revolving Note shall not exceed at any one time the sum of $3,000,000.00. All advances under the Note shall be secured by the Security Agreement of even Effective Date herewith. Borrower may only make advances under the Revolving Note in accordance with the terms, obligations and limits set forth herein.

2.4 Other Notes. All of the terms, covenants and conditions contained in this Loan Agreement shall apply not only to the Note, but also to all other Indebtedness and other sums owed from Borrower to Lender, now or in the future; and Borrower hereby acknowledges and agrees that subject to any applicable notice or cure periods, any breach or default or other similar condition or event (however described) of this Loan Agreement shall also be a default under any and all of the foregoing notes, and obligations and a default under any of the foregoing notes or obligations shall also be a default under this Loan Agreement.

2.5 Loan Fee. Borrower has paid Lender a non-refundable loan origination fee of $15,000.00 (the "Loan Fee"). The parties recognize and agree that the Loan Fee (i) was not and is not a charge for the use of money, but rather a purchase of the right to secure a loan of money on the part of Borrower, and (ii) was a

material inducement for Lender to make the Loan and for having Lender ready, willing and able to fund the Loan in accordance with the terms of this Agreement. Borrower's payment of the Loan Fee to Lender is and shall be in addition to all other payments (including without limitation principal and interest) now or hereafter payable to Lender pursuant to the Note and the other Loan Documents.

2.6 Unused Commitment Fee. In addition to the aforesaid Loan Fee, Borrower agrees to pay Lender an additional Loan Fee in an amount equal to 25 basis points (.250%) to be calculated on the portion of the unused Commitment Amount (the "Unused Commitment Fee"). The Unused Commitment Fee will be collected in arrears and shall be due on a quarterly basis (and computed on the basis of a year of 360 days and the actual number of days elapsed and the daily unused Commitment Amount), beginning on June 30, 2012, and shall be paid within five (5) days of the date of notification from Lender to Borrower.

SECTION 3

CONDITIONS PRECEDENT

The obligation of the Lender to make the Loan hereunder (or to advance funds under the Note from time to time) is subject to the following conditions precedent and subject to no material adverse change (as determined solely by Lender in its sole discretion) in the financial condition of Borrower having occurred and to Borrower's certification of no pending or threatened material adverse litigation against Borrower:

3.1 Financial Statements. Delivery to Lender of Financial Statements and other financial information described in this Agreement, or as otherwise reasonably requested by Lender.

3.2 Supporting Documents. Current, certified copies of Borrower's Articles of Incorporation and By-Laws, a Good Standing Certificate, corporate resolutions authorizing the transactions contemplated hereby, and incumbency certificates, all in form and substance satisfactory to Lender.

3.3 Debts. A schedule of existing Debts of Borrower as of the Effective Date (a true, correct and complete schedule of which has been attached to this Agreement as **Schedule 3.3**, accompanied by, as and to the extent applicable, a certified schedule of existing liens on any and all assets of Borrower). Borrower shall provide an updated schedule of existing Debts of Borrower (i) quarterly with the financial reports required by Section 5.1 hereof when there have been changes in such debt schedule other than debts incurred in the ordinary course of operation of Borrower's business, and (ii) annually with the financial reports required by Section 5.1 hereof.

3.4 Documents Required for the Closing. Borrower shall have duly executed and delivered to Lender, or provided to Lender prior to any further disbursements of the Loan (the "Closing") the following:

(i) the Note;

(ii) this Loan Agreement;

(iii) the Security Agreement;

(iv) Uniform Commercial Code Financing Statements;

(v) the Closing Statement; and

(vi) such other documents and information as Lender's counsel reasonably requires.

3.5 Default. No Event of Default is in existence.

SECTION 4

BORROWING, REPAYMENT AND SECURITY

4.1 Revolving Note. As provided in the Note, Borrower may borrow, pay, reborrow and repay under the terms of the Note and pursuant to this Section 4 (provided that at no time shall the balance outstanding exceed $3,000,000.00).

4.2 Disbursements and Borrowing Availability Under Note. Advances which may be made by Lender from time to time under the Note shall be made available to Borrower by crediting such proceeds to Borrower's operating account with Lender. Lender may in its sole discretion charge Borrower's operating account for all of Borrower's liabilities then due with respect to the loan(s) described in this Loan Agreement, including without limitation, interest, principal, fees and reimbursement of customary Lender expenses.

4.3 Security. All Indebtedness shall be secured by the Security Documents. Any default under any Loan Document beyond any applicable notice and cure period shall be deemed a Default under this Loan Agreement.

4.4 Prepayments. Borrower may, at its option, prepay the Note in whole or in part without penalty or premium.

4.5 Calculation of Interest. Any interest due on the Note or on any other amount constituting Indebtedness hereunder, shall be calculated on the basis of the actual number of days elapsed over a year containing 360 days. Notwithstanding anything herein or in any document contemplated hereby to the contrary, the maximum amount of interest which Lender shall collect hereunder shall not exceed that amount which when added to any other amount deemed interest under applicable law equals the amount which would have been collected if interest had been calculated on the outstanding principal indebtedness at the maximum interest rate per annum allowed by applicable law. In the event any interest is received or charged by Lender in excess of that amount, Borrower shall be entitled to an immediate refund of such excess.

4.6 Application of Payments. All payments received on the Note shall be applied first to expenses that are neither principal nor interest, then to reasonable costs and expenses required to be paid under the terms of this Agreement, then to interest to the extent then accrued and then to principal.

4.7 Place and Medium of Payment. Unless Borrower is otherwise notified by Lender, all payments of principal, interest, or other amounts constituting Indebtedness shall be made at the office of the Lender specified herein or at such other address as the Lender may designate.

4.8 Reaffirmation of Representations and Warranties. Each request by the Borrower for an advance under the Note and the Commitment Amount (i) shall constitute a reaffirmation that the representations and warranties contained in this Agreement remain true and correct in all material respects as of the date of such request and that the Borrower is in compliance with the financial covenants contained herein, and unless the Lender is notified to the contrary in writing prior to the disbursement of the requested advance, will be so on the date of such advance and (ii) shall constitute the Borrower's representation and warranty that the information set forth in each such request and any certification by the Borrower in connection therewith is true and correct and omits no material fact necessary to make the same not misleading.

SECTION 5

FINANCIAL STATEMENTS AND OTHER AFFIRMATIVE COVENANTS

Borrower covenants and agrees that from the date hereof and until the Indebtedness is paid in full it shall, where appropriate:

5.1 Financial Statements, Etc. Borrower will deliver to Lender the following:

(i) Effective as of December 31, 2012, and continuing annually thereafter within one hundred and twenty (120) days after the end of each fiscal year, annual audited year-end Financial

Statements as of the end of and for such year of the Borrower acceptable to Lender in reasonable detail, setting forth in comparative form the corresponding figures for the corresponding date and period in the preceding fiscal year.

(ii) Commencing as of December 31, 2012 and annually by December 31 of each year thereafter Borrower shall deliver a proposed budget for the ensuing year during the term of the Loan.

(iii) Commencing as of March 30, 2012 and continuing quarterly thereafter, within forty-five (45) days after the end of each of Borrower's fiscal quarters Borrower shall provide to Lender, internally prepared Financial Statements as of the end of and for such period in reasonable detail to include operating statement, balance sheet and statement of cash flows certified to Lender by an Officer of Borrower and acceptable to Lender in its sole but reasonable discretion.

(iv) Commencing as of March 30, 2012 and continuing quarterly thereafter, within forty-five (45) days after the end of each of Borrower's fiscal quarters, Borrower shall provide to Lender, internally prepared profit and loss projection statement for the ensuing fiscal quarter, signed by an Officer of the Borrower.

(v) Within forty-five (45) days after the end of each quarter, commencing with Borrower's fiscal quarter ending June 28, 2012, Borrower shall provide to Lender a Covenant Compliance Worksheet, in the form attached hereto as **Exhibit 5.1**, or on such other form as Lender may from time to time approve in writing, signed by an Officer of the Borrower.

(vi) Promptly upon receipt thereof, copies of all other material detailed reports (if any) submitted to Borrower by independent certified public accountants in connection with each annual or interim review of the books of Borrower by such accountants.

(vii) Promptly upon Borrower obtaining knowledge of the occurrence of any default, a notice thereof, specifying the nature thereof; and promptly upon the occurrence of any event or the discovery of any fact which might affect or indicate a material and adverse change in Borrower's financial condition, notice thereof specifying the nature thereof.

(viii) Such other material financial and general business information as Lender may from time to time reasonably request from Borrower or any guarantor from time to time obligated to Lender with respect to the Loan (a "Guarantor"), including, without limitation, at such times as Lender requests, a listing of all Accounts, including names, addresses and phone numbers of Account Debtors.

5.2 Books of Account. Borrower will maintain books of account in accordance with its accrual basis accounting consistently applied, and otherwise in accordance with generally accepted accounting principles, so as to disclose the information necessary for determining whether the provisions of this Agreement have been met.

5.3 Right of Inspection. Whenever Lender, in its sole discretion, deems it necessary, and upon five Business Days' prior notice to Borrower, Borrower will permit Lender or any agent designated by Lender to visit and inspect any property of Borrower and to inspect and make excerpts of Borrower's accounting records, all at such reasonable times and as often as Lender may reasonably request.

5.4 Insurance. Borrower currently has in place and will at all times maintain adequate insurance with responsible insurers with coverage normally obtained by businesses similar to Borrower's, and in full compliance with all of Lender's underwriting guidelines and criteria, including, but not limited to business interruption insurance. Borrower will provide Lender prior to closing (and annually thereafter), a Certificate of Insurance in form required by Lender naming Lender as the "loss payee," specifying the types and amounts

of insurance in force and the insurers of each risk covered by such insurance, and maintain the same throughout the term of the loan.

5.5 Payment of Indebtedness, Taxes, Etc. Borrower will (a) pay and discharge all of their indebtedness and Obligations as and when due and payable and (b) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon its income and profits, or upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrower will not be required to pay and discharge any such tax, assessment, charge, levy or claim referred to in clause (b) above so long as the validity thereof shall be diligently and continuously contested in good faith by appropriate proceedings with respect to any such tax, assessment, charge, levy or claim so contested.

5.6 Maintenance of Corporate Existence, Rights. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of Nevada and will do or cause to be done all things necessary to preserve and keep in full force and effect its right to own property and operate all aspects of its business in the State of Florida in a manner not less favorable to it than those now in existence. Borrower will comply with all requirements applicable to it under the laws or regulations of the United States, of any state or states and of any other governmental authority.

5.7 Use of Proceeds. The funds borrowed under the Note will be used only for valid corporate purposes.

5.8 Further Assurances. If at any time the Lender, in its sole but reasonable discretion, believes that any portion of the Indebtedness is not properly secured or will or may not be properly secured by the Security Agreements as a first priority lien upon all Accounts and assets to Lender's reasonable satisfaction, then Borrower shall, within three (3) days after written notice of such request from Lender, take all actions and do all things and matters necessary to assure to the satisfaction of Lender that any part of the Indebtedness then existing or thereafter to be created is properly secured or will be secured as contemplated by this Agreement or any other Loan Document.

5.9 Maintenance of Assets. Borrower will maintain its offices and all of its equipment and assets in good working order and make all normal and customary repairs and replacements of the same.

5.10 Litigation Notice. Borrower will deliver to Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would materially adversely affect the business, properties or condition, financial or otherwise, of Borrower.

5.11 Transactions with Affiliates. Borrower shall not enter into any transaction including, without limitation, the purchase, sale, or exchange of property with any Affiliate except in the ordinary course of and pursuant to the reasonable requirement of Borrower's business, and upon terms substantially the same and no less favorable to Borrower as Borrower would obtain in a comparable arms' length transaction with any Person not an Affiliate, and so long as such transaction is not prohibited hereunder. So long as Borrower is indebted to Lender, Borrower agrees that it shall not divert any orders, business, billings, or accounts to any Affiliate or any Person.

5.12 Shareholder Debt and Loans to Related Parties. All Shareholder Debt and/or any Debt to Affiliates or Related Parties shall at all times be and remain expressly subordinate to the Loan and the lien, operation and effect of Lender's security interests pledged therefor and Borrower shall execute such additional subordinations as is required by Lender and shall cause Borrower's stockholders, Affiliates or Related Parties to execute such additional subordinations as Lender deems appropriate. Payments of interest under any

existing or future Shareholder Debt or Loans to Affiliates or Related Parties debt shall be permitted unless and until Lender shall notify Borrower in writing otherwise.

5.13 Review of Accounts. At any time following the occurrence of an Event of Default, Borrower shall allow Lender, at Lender's request (when Lender deems the same reasonably necessary), to obtain a review of all Accounts by an independent third party acceptable to Lender and Borrower, all at the expense of Borrower, the review to be in form satisfactory to Lender. In the event of such a review, the Lender agrees and, prior to the commencement thereof, will cause the independent third party to acknowledge and agree to maintain the confidentiality of the information to which access is given and will not deal with such information in any manner which results in the breach of the Borrower's ethical obligation to maintain the confidentiality of privileged client information and communications.

5.14 Fixed Charge Coverage Ratio. Borrower shall at all times maintain a fixed charge coverage ratio (the "Fixed Charge Coverage Ratio") of not less than 1.50:1.00, as measured and verified by Lender quarterly. The applicable Fixed Charge Coverage Ratio will be measured by Lender quarterly through December 31, 2012 on the basis of the Fixed Charge Coverage Ratio – 2012 Tests and thereafter will be measured by Lender quarterly on the Fixed Charge Coverage Ratio – Rolling Quarterly Basis.

5.15 Senior Funded Indebtedness to EBITDA. Borrower shall at all times maintain a maximum Senior Funded Indebtedness to EBITDA ratio of not more than 2:00:1.00. Borrower's Senior Funded Indebtedness to EBITDA shall be measured by Lender on a quarterly basis throughout the term of the Loan, on a rolling four quarter average, commencing June 30, 2012. In the event the Senior Funded Indebtedness to EBITDA ratio is out of compliance during any test period, Borrower shall be required to make an immediate principal reduction payment in an amount sufficient to bring the Loan into compliance with this financial covenant.

5.16 Cash Distributions. Borrower shall not pay distributions or dividends to shareholders or otherwise disburse cash to shareholders or investors during the term of the Loan without Lender's prior written consent. Without limitation of the foregoing, it is expressly agreed that the repurchase by Borrower of Borrower's stock previously held by Moriah Capital LP ("Moriah Capital") for an amount not to exceed $170,000.00 has been approved by the Lender.

5.17 Primary Banking Relationship. Throughout the term of the Loan Borrower shall maintain all operating and reserve accounts with Lender.

5.18 Cross Default and Cross Collateralization. Borrower hereby agrees that any breach or default or other similar condition or event (however described) of any other loan, note, obligation, Rate Management Agreement, Rate Management Obligation or indebtedness now or hereafter owed to Lender by Borrower beyond any applicable grace period provided in the instrument or agreement under which such indebtedness was created or secured, including, but not limited to that certain Revolving Line of Credit Loan of even Effective Date herewith in favor of Lender in the amount of $3,000,000.00 and/or or any other indebtedness owed to Lender beyond any applicable grace period provided in the instrument or agreement under which such indebtedness was created or secured, which is not cured within the applicable grace period shall be deemed a breach and default of this document. Borrower hereby agrees that all of the Loan Documents, Additional Security Documents, Rate Management Agreements, security documents and any future mortgages and loan documents are hereby cross-collateralized, such that all collateral and property named or described in each and every one of the Loan Documents shall be collateral for any and all future notes and the proceeds received by Lender from such collateral whether by liquidation or otherwise shall be applied to such notes and in such order as Lender may determine in Lender sole discretion.

SECTION 6

NEGATIVE COVENANTS

Borrower covenants and agrees that from the date hereof until the Indebtedness is paid in full:

6.1 Liens, Etc. Borrower will not create or allow to be created, incur any additional debt or otherwise borrow money in excess of a cumulative total of $150,000.00 or allow to be incurred, assume or suffer, or allow to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever (except Permitted Liens) on any of its assets now or hereafter owned, or enter into or suffer or allow to exist any conditional sales contracts or other title retention agreements, any such liens, nor will it in any way become responsible for the Obligations of any other Person, directly or indirectly, whether by agreement to purchase the Obligations of any other Person, by guaranty, endorsement, surety agreement or otherwise, without the prior written consent of Lender. Notwithstanding the foregoing, prior to incurring any liens other than Permitted Liens, Borrower shall provide written subordination of any and all such liens to Lender, in form and content acceptable to Lender.

6.2 Merger; Consolidation; Sale of Substantial Assets; Name Change. Borrower will not directly or indirectly merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or a substantial part of its properties, shares or assets to, or acquire all or a substantial part of the properties, shares or assets of, any other Person, without the prior written consent of Lender; provided, however, that (a) Borrower may acquire all or a substantial part of the properties, shares or assets of, another Person, whether through a merger, acquisition of assets or otherwise, so long as the total amount of consideration paid in all or any such transactions during the term hereof (including any debt assumed by Borrower in such transactions), does not exceed $250,000.00 and (b) nothing contained in this Agreement or any of the other Loan Documents shall be construed to permit any of the properties and assets of Borrower to be transferred by Borrower to its Canadian subsidiary or any other non-U.S. entity. Borrower shall provide not less than thirty (30) days advance written notice to Lender as herein required prior to effecting any change of its corporate name or reorganization of Borrower in another jurisdiction.

6.3 Loans and Investments. Borrower will not purchase any stock, securities or evidence of indebtedness, or make or permit to exist any loans or advances to, without the prior written consent of Lender, or make any investments or acquire any interest in, any other Person, except as contemplated in Section 6.2 hereof.

6.4 Nature of Business. Borrower shall not conduct any business other than its current business or business customarily conducted by companies similarly situated. Paul Demirdjian shall at all times serve as Chief Executive Officer of Borrower.

6.5 Sale, Pledge, Etc. of Property. Borrower will not sell, transfer, pledge or otherwise dispose of any of its interest in any of its assets except in the ordinary course of its business.

6.6 Sale and Leaseback. Borrower will not enter into any arrangement, direct or indirect, with any Person whereby it shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being transferred.

6.7 Material Adverse Change. Borrower shall not have a material adverse change in its financial condition.

SECTION 7

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants and so long as this Agreement is in effect or any part of the Indebtedness remains unpaid, shall continue to warrant at all times, that:

7.1 Borrower. Borrower is a corporation duly formed and validly existing under and by virtue of the laws of the State of Nevada and duly qualified to transact business in the State of Florida. Borrower holds in full force and effect all material permits, licenses, and franchises necessary for it to carry out its operations in conformity with all applicable laws and regulations of the States of Nevada and Florida.

7.2 Financial Statements. Borrower has heretofore made available to Lender its most recent Financial Statements and other pertinent financial information. All of those Financial Statements fairly represent the financial condition of the Borrower and the result of its operations as of the date of the balance sheets and income and surplus statements, all of which were prepared in accordance with generally-accepted accounting principles.

7.3 Changes in Financial Condition. Since the date that Borrower has applied for the loan, there has been no material adverse change in the assets or the financial condition of Borrower from that set forth or reflected in the Financial Statements as of that date or for the period then ended.

7.4 Legal or Administrative. There are no actions, suits or proceedings by any public or governmental body, agency or authority or litigation by any Person, or by any public or governmental body, agency, or authority pending or threatened against Borrower or to which it is a party involving the possibility of any judgment or liability not fully covered by insurance or by adequate reserves set upon the books of Borrower, or which may result in any material adverse change in the business or in the condition, financial or otherwise, of Borrower, and, to the best of the knowledge and belief of Borrower, it has materially complied with all applicable laws and requirements of governmental authorities.

7.5 Assets. Borrower has good, marketable title to all of its assets reflected in the Financial Statements and such assets are free and clear of all liens, charges and encumbrances except for Permitted Liens.

7.6 Loss. Since the date of the Financial Statements already delivered to Lender, no substantial loss, damage, destruction or taking of any of the physical properties or assets of Borrower has occurred which has not been fully restored or replaced, or which is not fully covered by insurance. Borrower is not aware of any material adverse fact or likelihood concerning its condition or future prospects which has not been fully disclosed in writing to Lender.

7.7 Corporate Restrictions. Borrower is not a party to any contract or subject to any charter or other corporate restriction which would materially and adversely affect its property or business, or its ability to perform its obligations under the Loan Documents.

7.8 Tax Returns. Borrower has filed all Federal, State and local tax returns which are required to be filed and has paid all taxes as shown on the returns and all assesaments received by it to the extent that the taxes have become due other than taxes being contested in good faith.

7.9 Purpose of Borrowing. None of the proceeds of the loan by Lender will be used for the purpose of reducing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, as now in effect or as it may hereafter be amended, and all such proceeds shall be used for normal business purposes.

7.10 Authority. Borrower has full authority to enter into the Loan Documents and carry out all terms thereof and all required approvals or consents of the Board of Directors and shareholders of the Borrower and all other Persons have been obtained.

7.11 Payment of Loan Proceeds. Lender is authorized to disburse all proceeds of any loan to Borrower hereunder directly to Borrower by depositing such proceeds in Borrower's account with Lender.

SECTION 8

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing then there shall be an Event of Default:

(i) If Borrower defaults in the payment of any principal or interest under the Note and such payment remains uncured for five (5) days after due date or defaults in payment of principal or interest under any other obligation owed to Lender after the expiration of any applicable notice and/or cure periods; or

(ii) If Borrower defaults in any payment of principal of or interest on any other Obligation for borrowed money in excess of $25,000 beyond any period of grace provided with respect thereto, or in the performance of any other material agreement, term, or condition contained in any agreement under which any such Obligation is created and either (A) such default continues beyond maturity of the Obligation (whether by acceleration or otherwise) or (B) the effect of such default is to cause, or permit the holder or holders of such Obligation (or trustee on behalf of such holder or holders) to cause such Obligation or any part thereof to become due prior to its stated maturity; or

(iii) If any representation or warranty made by Borrower herein or in any writing furnished in connection with or pursuant to the Loan Documents shall be false or misleading in any material respect; or

(iv) If Borrower defaults in the performance or observance of any other agreement, covenant, term or condition contained herein or in any other Loan Document and such default shall not have been remedied within thirty (30) days after written notice thereof is sent by Lender to Borrower, provided, however, that Borrower reasonably cannot perform or comply with any such obligation within such thirty (30) day period, the Borrower may have such additional time to rectify such failure as may be reasonably required provided and for so long as Borrower continuously proceeds with due diligence, not to exceed sixty (60) days provided Lender does not deem itself insecure; or

(v) If a proceeding or case shall be commenced in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up, or recomposition or readjustment of debts of Borrower, or (b) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of Borrower and such proceedings or case shall continue undismissed for a period of sixty (60) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or an order for relief against Borrower shall be entered in an involuntary case under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law (as now or hereafter in effect); or

(vi) If Borrower shall (a) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (c) make a general assignment for the benefit of its creditors (d) commence a voluntary case under Title 11 of the United States Code or any other Federal or State bankruptcy, insolvency or similar law, or (e) take any corporate action for the purpose of effecting any of the foregoing; or

(vii) If any final, non-appealable order is entered in any proceeding against Borrower or any part of their assets for an amount in excess of $25,000.00 and the judgment is not satisfied within thirty (30) days thereafter; or

(viii) If there is a default under the terms of the Loan Documents, Security Agreement, or under the Permitted Liens beyond any applicable notice and cure periods; or

(ix) If a material adverse change occurs in the business or financial condition of Borrower or any Guarantor from time to time obligated to Lender with respect to the Loan.

(x) If Borrower shall default in the due observance or performance of any of its covenants or agreements under any Rate Management Agreement beyond any applicable notice and cure periods, if any.

(xi) Borrower fails to make any payments of principal or interest in connection with the Loan or any other indebtedness owed to Lender beyond any applicable grace period provided in the instrument or agreement under which such indebtedness was created or secured, which is not cured within the applicable grace period.

(xii) Nonpayment by Borrower of any Rate Management Obligation when due or the breach by Borrower of any term, provision or condition contained in any Rate Management Agreement.

Thereupon, Lender may, at its option, declare the Note and all other amounts of the Indebtedness to be immediately due and payable together with interest accrued thereon, which shall bear interest at the Default Rate (as defined in the Note) and Lender shall have the right to pursue all legal rights and remedies allowed by law. Nothing herein or in any other Loan Document is intended to affect any rights of Lender with respect to any Indebtedness which may now or hereafter be payable on demand. If the grace periods contained in any other Loan Document evidencing any of the loans that are the subject matter of this Loan Agreement allow longer periods of time as grace periods after default, the grace periods of time set forth in this Section shall be the grace periods of time that shall control.

SECTION 9

MISCELLANEOUS

9.1 Expenses. Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save Lender and any agent of Lender harmless against liability for the payment of all reasonable expenses arising in connection with this transaction, including, without limitation, any state documentary stamp taxes and intangible taxes or other taxes (including interest and penalties, if any) which may be determined to be payable in respect to the execution and delivery of any Loan Documents executed in connection with this Agreement, (other than income or other taxes of Lender based upon receipt of interest income) and the reasonable fees and expenses of Lender's counsel. If an Event of Default shall occur, Borrower shall also pay all Lender's reasonable costs of collection and expenses incurred to remedy such default, including, without limitation, Lender's or any of its agent's or employees' travel expenses, court costs and attorneys' fees and legal assistants' fees, and disbursements whether incurred in connection with collection efforts, trial or appeal.

9.2 Payments on Business Days. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, due in connection with such payment.

9.3 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of the Loan Documents.

9.4 Successors and Assigns. All covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

9.5 Notices. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be, (notwithstanding lack of actual receipt by the addressee) (i) when delivered by personal delivery, (ii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) day after having been deposited with an expedited, overnight courier service (such as Federal Express), addressed to the party to whom notice is intended to be given at the address set forth below. Any party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by giving of thirty (30) days' notice to all other parties in the manner set forth herein.

If to Borrower:	**JAGGED PEAK, INC.** 3000 Bayport Drive, Suite 250 Tampa, Florida 33607
With copy to:	SHUMAKER, LOOP & KENDRICK, LLP 101 East Kennedy Boulevard, Suite 2800 Tampa, Florida 33602 Attn: Gregory C. Yadley, Esquire
If to Lender:	**FIFTH THIRD BANK** 201 East Kennedy Boulevard, Suite 1800 Tampa, Florida 33602
With copy to:	TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS, P.A. 101 East Kennedy Boulevard, Suite 2700 Tampa, Florida 33602 Attn: Robert G. Stern, Esquire

9.6 Applicable Law. This Agreement is being delivered in the State of Florida and shall be construed and enforced in accordance with the laws of the State of Florida.

9.7 Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

9.8 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

9.9 Remedies Cumulative. All rights and remedies of Lender hereunder are cumulative and concurrent and in addition to any rights and remedies which Lender may have under the laws of Florida or the laws of the United States, and the exercise of any one right or remedy by Lender against Borrower will not deprive Lender of any other right or remedy against Borrower.

9.10 Severability. If any portion of any Loan Document is declared void by any court as illegal or against public policy the remainder of the Loan Document in question shall continue in full effect.

9.11 Waiver. Borrower waives presentment, notice of dishonor and protest as to all obligations under the Note.

9.12 Waiver by Lender. No delay or omission by the Lender in exercising any right hereunder or under any Loan Document or with respect to the Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Lender from any other or further exercise of any other right or remedy. The Lender may (but shall not be obligated to) cure any Event of Default on account of Borrower in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by Borrower, and all amounts and expenses incurred by Lender in doing so shall bear interest at the Default Rate. All rights and remedies of the Lender under this Agreement and under the Uniform Commercial Code and other applicable laws shall be deemed cumulative.

9.13 Withholding and Other Tax Liabilities. Lender shall have the right to refuse to make any advances hereunder from time to time unless Borrower shall have given to Lender evidence, reasonably satisfactory to Lender, that Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the advance. Upon expiration or termination of the Note, Lender shall be entitled to continue to hold any and all of the collateral until Borrower has given to Lender evidence, satisfactory to Lender, that Borrower has properly deposited or paid, as required by law, all federal withholding taxes due up to and including the date of such expiration or termination. In the event that any lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority and, in the case of a tax liability, not be classified as a Permitted Lien, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right after five (5) business days' notice to Borrower (but shall not be obligated, nor shall Lender hereby assume the duty) to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen. In order to pay any such lien, assessment or tax liability, Lender shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of such lien shall be added to Borrower's Indebtedness and shall be paid by Borrower to Lender with interest thereon at the Default Rate, upon demand, and Lender shall be subrogated to all rights of such taxing authority against Borrower.

9.14 WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (whether verbal or written) OR ACTIONS OF ANY PARTY. IT FURTHER WAIVES ANY RIGHT IT MAY HAVE TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the Effective Date first above written.

WITNESSES:

Melissa Bumgarner
[Witness Signature Above]
Melissa Bumgarner
[Print Witness Name Above]

[signature]
[Witness Signature Above]
ALBERT NARVADES
[Print Witness Name Above]
As to Borrower

JAGGED PEAK, INC., a Nevada corporation

By: [signature]
Paul Demirdjian, Chief Executive Officer

(CORPORATE SEAL)

"BORROWER"

FIFTH THIRD BANK, an Ohio banking corporation

By:______________________________
Print Name:_________________________
Its:_________________ Vice President
(CORPORATE SEAL)

"LENDER"

____
[Witness Signature Above]

____
[Print Witness Name Above]

____
[Witness Signature Above]

____
[Print Witness Name Above]
As to Lender

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the Effective Date first above written.

WITNESSES:

JAGGED PEAK, INC., a Nevada corporation

____
[Witness Signature Above]

____
[Print Witness Name Above]

By: ______________________________
Paul Demirdjian, Chief Executive Officer

(CORPORATE SEAL)

"BORROWER"

____
[Witness Signature Above]

____
[Print Witness Name Above]
As to Borrower

FIFTH THIRD BANK, an Ohio banking corporation

____
[Witness Signature Above]

ANDREW HAHN
[Print Witness Name Above]

____
[Witness Signature Above]

JOHN PATURANO
[Print Witness Name Above]
As to Lender

By: ______________________________
Print Name: Scott Zykoski
Its: ______________ Vice President
(CORPORATE SEAL)

"LENDER"

EXHIBIT "A"

FIFTH THIRD BANK - LENDING COMPLIANCE WORKSHEET

Fixed Charge Coverage Ratio - 2012 Test *Per Section 5.14 of Loan Agreement*	**YTD** **6/30/2012**	**YTD** **9/30/2012**	**YTD** **12/31/2012**
Net Income			
+ Depreciation/Amortization			
+ Interest Expense			
+ Taxes			
EBITDA	$ -	$ -	$ -
+ Rent Expense			
+ Operating Lease Expense			
- Cash Taxes Paid			
- Distributions/Dividends			
+ Non-cash compensation to managers			
- Capital Expenditures*			
+ Non-cash compensation to employees and consultants			
- Other extra-ordinary income			
+ Payments to Moriah Capital to repurchase stock **			
Cash Flow for Fixed Charges	$ -	$ -	$ -
Interest Expense			
+ All Paid Principal Payments			
+ Rent Expense			
+ Operating Lease Expense			
Fixed Charges* **	$ -	$ -	$ -
FCCR	#DIV/0!	#DIV/0!	#DIV/0!
FCCR Minimum	1.50	1.50	1.50
Compliance?	#DIV/0!	#DIV/0!	#DIV/0!

*Capital Expenditures that are not financed with proceeds of purchase money indebtedness or capital leases

**Payments made to Moriah Capital, L.P. up to $170,000 for purchase of Borrower's stock.

***Reference Section 1.12 of Loan Agreement for terms

Senior Funded Indebtedness to EBITDA *Per Section 5.15 of Loan Agreement*	**YTD** **6/30/2011**	**FYE** **12/31/2011**	**YTD** **6/30/2012**
Revolving Line of Credit			
+ Current Portion of Long-Term Debt			
+ Current Portion of Capital Leases			
+ Long-Term Debt			
+ Capital Leases			
Senior Funded Debt	$ -	$ -	$ -
Net Income			
+ Depreciation/Amortization			
+ Interest Expense			
+ Taxes			
EBITDA	$ -	$ -	$ -

SFD/EBITDA	**#DIV/0!**	**#DIV/0!**	**#DIV/0!**
SFD/EBITDA Maximum	2.00	2.00	2.00
Compliance?	**#DIV/0!**	**#DIV/0!**	**#DIV/0!**

The foregoing information is delivered to Fifth Third Bank in accordance with a certain Loan Agreement - F
The undersigned certifies that the above Certificate is true, accurate and complete as of the date set forth l
JAGGED PEAK, INC., a Nevada corporation

Completed by, ______________________________ / Sent to Fifth Third on: ______________, 201__

Rolling 6/30/2012
$ -
$ -
$ -
$ -
$ -
$ -
$ -
$ -
$ -
$ -
$ -

#DIV/0!
2.00
#DIV/0!

Revolving
below.